EXHIBIT 23.2 - CONSENT OF INDEPENDENT AUDITORS


Heritage Financial Holding Corporation
Decatur, Alabama


     We hereby consent to the incorporation by reference in the Registration Statement No. 333-55942 on Form S-8 of our report dated February 25, 2003, relating to the 2002 consolidated financial statements of Heritage Financial Holding Corporation and subsidiaries appearing in and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.


                               /S/ Schauer Taylor Cox Vise Morgan & Fowler, P.C.


Birmingham, Alabama
March  30,  2004


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